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                                    AGREEMENT


        This Agreement (the "Agreement") is made and entered into effective as of September 5, 1997, by and between Joe Tarnowski (the "Employee") and CellPro, Incorporated, a Delaware corporation (the "Company").

                                 R E C I T A L S

        A. The future and viability of the Company is uncertain and substantially dependent upon Employee and other key employees continuing employment with the Company and successfully completing one or more transactions that give the Company a viable business in the future. The Board recognizes that such instability may cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility or occurrence of adverse events to the Company.

        B. The Board believes that it is imperative to provide the Employee with certain incentives to remain with the Company and to pursue one or more transactions that will result in increased stability and business opportunity for the Company.

        C. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

        D. Certain capitalized terms used in the Agreement are defined in
Section 4 below.

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

        1. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (a) immediately following termination of Employee's employment with the Company, or (b) September 30, 2000. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

        2. Stock Options. In the event of a Significant Corporate Event and regardless of whether the Employee's employment with the Company is terminated in connection with the Significant Corporate Event, each stock option exercisable for the Company's Common Stock held by Employee that is subject to the terms of an Option Agreement that has a vesting

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provision granted to Employee (the "Stock Options") shall become immediately vested immediately prior to the effectiveness of the Significant Corporate Event, and shall be exercisable in full in accordance with the provisions of the Option Agreement and Plan pursuant to which such option was granted.

        3. Compensation. Upon the effective date of a Significant Corporate Event, Employee shall be paid cash compensation equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

        4. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) Significant Corporate Event. "Significant Corporate Event" shall mean the occurrence of any of the following events:

                       (i)   Sale/Issuance  of  Securities.  Any  "person"
(as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires, directly or indirectly, securities of the Company representing twenty percent (20%) or more of the total equity interests of the Company.

                      (ii) Merger. A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                     (iii) Sale of Assets. The closing of the sale or disposition of assets of the Company approved by the Board of Directors, based on the Board of Director's determination that such sale or disposition is in the best interests of the Company and its stockholders, representing (A) at least twenty percent (20%) of the Company's total assets, (B) a value of at least $20,000,000 or (C) all or substantially all of the tangible assets directly related to the manufacture or sale of the Company's CEPRATE(R) Products.

        5. Business Combinations. In the event it is determined by the Board, upon consultation with Company management and the Company's independent auditors, that the enforcement of any Section of this Agreement, including, but not limited to, Section 2 hereof, which allows for the acceleration of vesting of stock options granted for the Company's securities upon the effective date of a Significant Corporate Event would preclude accounting for any proposed business combination of the Company involving a Significant Corporate Event as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be modified to permit such accounting treatment. For purposes of this Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.


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        6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        7. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        8.    Miscellaneous Provisions

               (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington without reference to conflict of laws provisions.

               (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to


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circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

               (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (h) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



CELLPRO, INCORPORATED                        JOE TARNOWSKI


By:       /s/ Joshua L. Green                By:       /s/ Joe Tarnowski
   ----------------------------------           -------------------------------
Title:  Secretary




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